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                                                                     Exhibit 1.1

                 CNH WHOLESALE MASTER NOTE TRUST, SERIES 2003-1

                    FLOATING RATE CLASS A ASSET BACKED NOTES
                    FLOATING RATE CLASS B ASSET BACKED NOTES

                         CNH WHOLESALE RECEIVABLES INC.

                             UNDERWRITING AGREEMENT

                               September 24, 2003

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
250 Vesey Street
World Financial Center
North Tower
New York, New York 10281-1310

SG Cowen Securities Corporation
1221 Avenue of the Americas, 7th Floor
New York, New York 10020

as Representatives of the Several Underwriters
              named on Schedule I hereto

Ladies and Gentlemen:

          1. INTRODUCTORY. CNH Wholesale Receivables Inc., a Delaware corporation (the "Transferor"), proposes to cause CNH Wholesale Master Note Trust, a Delaware statutory trust (the "Trust" or the "Issuer"), to issue and sell $485,787,000 principal amount of Floating Rate Class A Asset Backed Notes (the "A Notes") and $35,825,000 principal amount of Floating Rate Class B Asset Backed Notes (the "B Notes" and, together with the A Notes, the "Notes"), to the several underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives").

          The assets of the Trust include, among other things, wholesale receivables generated by Case Credit Corporation, a Delaware corporation ("Case Credit"), and New Holland Credit Company, LLC, a Delaware limited liability company ("New Holland"), from time to time in certain revolving floorplan financing arrangements with selected agricultural and construction equipment and/or parts dealers (the "Receivables", or in the case of the Receivables sold by Case Credit to the Transferor, the "Case Receivables", and in the case of the Receivables sold by New Holland to the Transferor, the "NH Receivables") and collections on the Receivables. Certain Receivables existing at the opening of business on August 31, 2003 (the "Cut-Off Date") have been, and substantially all Receivables arising thereafter have been and will continue to be, sold, assigned, transferred and conveyed by either Case Credit to the Transferor pursuant to a Receivables Purchase Agreement (the "Case Purchase Agreement"),

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dated as of September 1, 2003, between the Transferor and Case Credit or by New
Holland to the Transferor pursuant to a Receivables Purchase Agreement (the "NH Purchase Agreement" and, together with the Case Purchase Agreement, the "Receivables Purchase Agreements"), dated as of September 1, 2003, between the Transferor and New Holland. The Transferor has sold, assigned, transferred and conveyed such property to the Issuer pursuant to the Transfer and Servicing Agreement (the "Transfer and Servicing") dated as of September 1, 2003 among the Transferor, Case Credit, as servicer (in such capacity, the "Servicer") and the Issuer. The Issuer in turn has pledged such property to the Indenture Trustee under the Indenture. The Receivables are serviced for the Trust by Case Credit. The Notes will be issued pursuant to the Indenture to be dated as of September 1, 2003 (the "Indenture"), between the Trust and JPMorgan Chase Bank (the "Indenture Trustee"), as supplemented by the Series 2003-1 Supplement to be dated as of September 1, 2003 (the "Series Supplement"), between the Trust and the Indenture Trustee.

          Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Transfer and Servicing Agreement, or, if not defined therein, in the Indenture or the Trust Agreement dated as of September 1, 2003 (as amended and supplemented from time to time, the "Trust Agreement"), between the Transferor and The Bank of New York, as owner trustee (the "Owner Trustee").

          2. REPRESENTATIONS AND WARRANTIES. Each of the Transferor, Case Credit and New Holland, as applicable, represents and warrants to, and agrees with, each Underwriter as of the date hereof and as of the Closing Date that:

          (a) The Transferor meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. 333-107999) on such Form, including a preliminary basic prospectus and a preliminary prospectus supplement for registration under the Act of the offering and sale of asset-backed securities (issuable in series and classes thereof), including the Notes. The Transferor may have filed one or more amendments thereto as may have been required to the date hereof, each of which amendments has been previously furnished to you. The Transferor will next file with the Commission one of the following: (i) prior to the effectiveness of such registration statement, an amendment thereto (including the form of final basic prospectus and the form of final prospectus supplement relating to the Securities), (ii) after effectiveness of such registration statement, a final basic prospectus and a final prospectus supplement relating to the Notes in accordance with Rules 430A and 424(b)(1) or (4) under the Act, or (iii) after the effectiveness of such registration statement, a final basic prospectus and a final prospectus supplement relating to the Notes in accordance with Rules 415 and 424(b)(2) or (5). In the case of clauses (ii) and (iii), the Transferor has included in such registration statements, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the Rules thereunder to be included in the Prospectus with respect to the Notes and the offering thereof. As filed, such amendment and form of final prospectus supplement, or such final prospectus supplement, shall include all Rule 430A Information, together with all other such required information with respect to the Notes and the offering thereof and, except to the extent that the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary basic prospectus and preliminary prospectus supplement that have previously been furnished to

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you) as the Transferor has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

          For purposes of this Agreement, "Effective Time", means, with respect to the registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. Such registration statement, as amended at the Effective Time, including all information deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, and including the exhibits thereto and any material incorporated by reference therein, are hereinafter referred to as the "Registration Statement." "Basic Prospectus" shall mean the prospectus referred to above contained in the Registration Statement at the Effective Date including any Preliminary Prospectus Supplement, as most recently revised or amended and filed with the Commission pursuant to Rule 424(b) or Rule 429. "Preliminary Prospectus Supplement" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Notes and the offering thereof and is used prior to filing of the Prospectus. "Prospectus" shall mean the prospectus supplement relating to the Notes that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus or, if no filing pursuant to Rule 424(b) is required, shall mean the prospectus supplement relating to the Notes, including the Basic Prospectus, included in the Registration Statement at the Effective Date. "Rule 430A Information" means information with respect to the Notes and the offering of the Notes permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulations under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, a Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, such Preliminary Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Basic Prospectus, any Preliminary Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

          (b) On the Effective Date and on the date of this Agreement, the Registration Statement did or will, and, when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined below), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder (the "Rules and Regulations"); on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed

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pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Transferor makes no representation or warranty as to the information contained in or omitted from the Registration Statement, the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Transferor by any Underwriter through you specifically for use in connection with preparation of the Registration Statement, the Prospectus (or any supplement thereto), it being agreed that the only such information consists of the statements in the second and sixth paragraphs (concerning initial offering prices, concessions and reallowances) and in the fourth and eighth paragraphs (concerning overallotment, stabilizing transactions, syndicate covering transactions and penalty bids) under the heading "Underwriting" in the Prospectus. As of the Closing Date, the Transferor's representations and warranties in the Transfer and Servicing Agreement and the Trust Agreement will be true and correct in all material respects.

          (c) The Transaction Documents conform in all material respects to the descriptions thereof and the statements in relation thereto contained in the Prospectus, as applicable.

          (d) The Notes conform in all material respects to the description thereof and the statements in relation thereto contained in the Prospectus; the Notes have been duly and validly authorized and, when executed, issued, authenticated and delivered in accordance with the Indenture and when delivered to the Underwriters, against payment of the consideration specified herein, will be duly and validly issued and outstanding and entitled to the benefits of the Indenture.

          (e) The Transferor is not now, nor as a result of the transactions contemplated by this Agreement, will it become, an "investment company", nor is it "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (f) As of the Closing Date, (i) each representation and warranty of Case Credit, New Holland and the Transferor in the respective Receivables Purchase Agreements will be true and correct, each Underwriter may rely on such representations and warranties and neither Case Credit, New Holland nor the Transferor will be in breach of the respective Receivables Purchase Agreements;
(ii) each representation and warranty of the Transferor and Case Credit in the Transfer and Servicing Agreement will be true and correct, each Underwriter may rely on such representations and warranties and neither Case Credit nor the Transferor will be in breach of the Transfer and Servicing Agreement; and (iii) the representation and warranty of the Transferor in the Trust Agreement will be true and correct, each Underwriter may rely on such representations and warranties and the Transferor will not be in breach of the Trust Agreement.

          (g) Each of Case Credit and the Transferor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement, and each of the Transaction Documents to which it is a party and has obtained all necessary licenses

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and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by the Transferor, the Owner Trustee or the Indenture Trustee.

          (h) New Holland is validly existing as a limited liability company in good standing under the laws of the State of Delaware with power and authority to own its properties and conduct its business as such properties are currently owned and such business is currently conducted and to enter into and perform its obligations under the NH Purchase Agreement and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any NH Receivable unenforceable by the Transferor, the Owner Trustee or the Indenture Trustee.

          (i) On the Closing Date, upon delivery thereof, each of the Transaction Documents to which the Transferor is a party will have been duly authorized, executed and delivered by the Transferor, and will be legal, valid and binding obligations of the Transferor enforceable against the Transferor in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (j) On the Closing Date, upon delivery thereof, each of the Transaction Documents to which Case Credit is a party will have been duly authorized, executed and delivered by Case Credit and will be legal, valid and binding obligations of Case Credit enforceable against Case Credit in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (k) On the Closing Date, upon delivery thereof, the NH Purchase Agreement will have been duly authorized, executed and delivered by New Holland and will be legal, valid and binding obligations of New Holland enforceable against New Holland in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (l) This Agreement has been duly authorized, executed and delivered by each of the Transferor, New Holland and Case Credit.

          (m) The execution, delivery and performance of this Agreement and the Transaction Documents, as applicable, by Case Credit, New Holland and the Transferor, and the consummation of the transactions contemplated thereby, will not conflict with, or result in a breach, violation or acceleration of, or constitute a default under, the certificate of incorporation or by-laws of Case Credit or the Transferor or the certificate of formation or limited liability company agreement of New Holland or any material agreement or instrument to which Case Credit, New Holland or the Transferor is a party or by which Case Credit, New Holland or the

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Transferor is bound or to which any of the properties of Case Credit, New
Holland or the Transferor is subject.

          (n) The execution, delivery and performance of this Agreement and the Transaction Documents, as applicable, by Case Credit, New Holland and the Transferor, and the consummation of the transactions contemplated thereby, will not violate any statute, rule or regulation or any order of any governmental agency or body or any court having jurisdiction over Case Credit, New Holland or the Transferor or any of their properties.

          (o) There are no actions, proceedings or investigations pending or threatened before any court, administrative agency, or other tribunal (1) asserting the invalidity of the Trust or any of the Transaction Documents, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Transaction Documents or the execution and delivery thereof, or (3) that could reasonably be expected to materially and adversely affect the performance by Case Credit, New Holland or the Transferor, as applicable, of their respective obligations under, or the validity or enforceability of, this Agreement or the Transaction Documents.

          (p) When the Notes have been duly executed and delivered by the Owner Trustee, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Notes will be duly issued and entitled to the benefits and security afforded by the Indenture, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (q) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Transaction Documents, except such as are required and have been or will be obtained and made on or prior to the Closing Date under the Securities Act and such as may be required under state securities laws.

          (r) Since June 30, 2003, there has not been any material adverse change in the business, results of operations, condition (financial or otherwise), prospects, or material properties or assets of the Transferor, Case Credit, New Holland or Case, LLC except as disclosed in the Prospectus.

          (s) The computer tape of the Receivables created as of the Cut-off Date, and made available to the Representatives by the Servicer, was complete and accurate in all material respects as of the date thereof and includes a description of the Receivables that are described in each of the Receivables Purchase Agreements.

          (t) Any taxes, fees and other governmental charges that have been assessed and are known to the Transferor, Case Credit or New Holland to be due in connection with the execution, delivery and issuance of the Transaction Documents shall have been paid by the Transferor, Case Credit or New Holland at or prior to the Closing Date (as defined in Section 3 hereof).

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          (u)    None of the Transferor, Case Credit or New Holland is in
violation of its certificate of incorporation, certificate of formation, limited liability company agreement or by-laws, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated herein or on the Transferor's, Case Credit's or New Holland's respective ability to perform its obligations under the Transaction Documents.

          3. PURCHASE, SALE, AND DELIVERY OF THE NOTES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Transferor agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, the respective Classes of Notes in the respective principal amounts and at the respective purchase prices set forth opposite the name of such Underwriter in Schedule I hereto. Delivery of and payment for the Notes shall be made at the office of Mayer, Brown, Rowe & Maw LLP, 190 South LaSalle Street, Chicago, Illinois 60603 (or such other place as the Transferor and the Representatives shall agree), on September 30, 2003 (the "Closing Date"). Delivery of the Notes shall be made against payment of the purchase price in immediately available funds drawn to the order of the Transferor. The Notes to be so delivered will be initially represented by one or more Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only under limited circumstances.

          4. OFFERING BY UNDERWRITERS. It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected broker-dealers), as set forth in the Prospectus.

          5. COVENANTS OF THE TRANSFEROR. The Transferor covenants and agrees with each of the Underwriters that:

          (a) The Transferor will use its best efforts to cause the Registration Statement, and any amendment thereto, if not effective at the Execution Time, to become effective. Prior to the termination of the offering of the Notes, the Transferor will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Transferor has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Transferor will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence reasonably satisfactory to you of such timely filing.

          (b) The Transferor will advise you promptly of any proposal to amend or supplement the Registration Statement as filed, or the related Prospectus and will not effect such amendment or supplement without your consent, which consent will not unreasonably be withheld; the Transferor will also advise you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and the Transferor will also advise you promptly of the effectiveness of

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the Registration Statement and any amendment thereto, when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose, and the Transferor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

          (c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Transferor promptly will notify you and will prepare and file, or cause to be prepared and filed, with the Commission, subject to the second sentence of paragraph (a) of this
Section 5, an amendment or supplement that will correct such statement or omission, or effect such compliance. Any such filing shall not operate as a waiver or limitation on any right of any Underwriter hereunder.

          (d) As soon as practicable, but not later than fourteen months after the original effective date of the Registration Statement, the Transferor will cause the Trust to make generally available to Noteholders an earnings statement of the Trust covering a period of at least twelve months beginning after the Effective Date of the Registration Statement that will satisfy the provisions of Section 11(a) of the Act.

          (e) The Transferor will furnish to the Underwriters copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus (including the Preliminary Prospectus Supplement), the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters request.

          (f) The Transferor will arrange for the qualification of the Notes for sale under the laws of such jurisdictions in the United States as you may reasonably designate and will continue such qualifications in effect so long as required for the initial distribution.

          (g) For a period from the date of this Agreement until the retirement of the Notes, or until such time as the Underwriters shall cease to maintain a secondary market in the Notes, whichever occurs first, the Transferor will deliver to you the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Owner Trustee or the Indenture Trustee pursuant to the Transfer and Servicing Agreement, as soon as such statements and reports are furnished to the Owner Trustee or the Indenture Trustee.

          (h) So long as any of the Notes is outstanding, the Transferor will furnish to you (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Noteholders or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Transferor filed with any government or regulatory authority which is otherwise publicly available, as you may reasonably request.

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          (i)    On or before the Closing Date, the Transferor shall cause the computer records of the Transferor and Case Credit relating to the Receivables to be marked to show the Trust's absolute ownership of the Receivables, and from and after the Closing Date neither the Transferor nor Case Credit shall take any action inconsistent with the Trust's ownership of such Receivables, other than as permitted by the Transfer and Servicing Agreement.

          (j) To the extent, if any, that the rating provided with respect to the Notes by the rating agency or agencies that initially rate the Notes is conditional upon the furnishing of documents or the taking of any other actions by the Transferor, the Transferor shall furnish such documents and take any such other actions.

          (k) For the period beginning on the date of this Agreement and ending seven days after the Closing Date, unless waived by the Underwriters, none of the Transferor, Case Credit, New Holland or any trust originated, directly or indirectly, by the Transferor, Case Credit or New Holland will offer to sell or sell notes (other than the Notes and commercial paper notes offered pursuant to Case Credit's existing asset-backed commercial paper program) collateralized by, or certificates evidencing an ownership interest in, receivables generated pursuant to retail agricultural or construction equipment installment sale contracts.

          (l) On or prior to each Transfer Date relating to Additional Accounts, the Transferor shall deliver to the Representatives (i) a duly executed Addition Notice and Assignment including a schedule of the Receivables to be transferred to the Trust on such Transfer Date, (ii) a copy of the letter from a firm of independent nationally recognized certified public accountants to be delivered to the Owner Trustee and the Indenture Trustee pursuant to Section
3.06 of the Transfer and Servicing Agreement, and (iii) a copy of the Officer's Certificate delivered to the Indenture Trustee and the Owner Trustee pursuant to
Section 3.05 of the Transfer and Servicing Agreement.

          (m) The Transferor will enter into, and will cause the Issuer to enter into, each Transaction Document to which this Agreement and each Transaction Document contemplates the Transferor and/or the Issuer will be a party on or prior to the Closing Date.

          (n) The Transferor shall file within ten Business Days of the Closing Date:

          (i) UCC financing statements in the office of the Secretary of State of the State of Delaware reflecting the transfer of the interest of New Holland in the NH Receivables and the proceeds thereof to the Transferor; and

          (ii) UCC financing statements in the office of the Secretary of State of the State of Delaware reflecting the transfer of the interest of Case Credit in the Case Receivables and the proceeds thereof to the Transferor, and the transfer of the interest of the Transferor in the Receivables and the proceeds thereof to the Trust and the grant of the security interest by the Trust in the Receivables and the proceeds thereof to the Indenture Trustee.

          6. PAYMENT OF EXPENSES. The Transferor will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the fees of the Indenture Trustee and its counsel, (iii) the preparation, issuance and delivery of the Notes to the

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Underwriters, (iv) the fees and disbursements of Case Credit's, New Holland's and the Transferor's counsel and accountants, (v) the qualification of the Notes under securities laws in accordance with the provisions of Section 5(f), including filing fees and the fees and disbursements of counsel for you in connection therewith and in connection with the preparation of any blue sky or legal investment survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, (vii) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Notes,
(viii) any fees charged by rating agencies for the rating of the Notes and (ix) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.

          7. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of Case Credit, New Holland and the Transferor herein, to the accuracy of the statements of officers of Case Credit, New Holland and the Transferor made pursuant to the provisions hereof, to the performance by Case Credit, New Holland and the Transferor of their respective obligations hereunder and to the following additional conditions precedent:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement shall have become effective not later than (i) 6:00 p.m. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. New York City time on such date or (ii) 12:00 noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m. New York City time on such date.

          (b) The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Transferor or you, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

          (c) On or prior to the Closing Date, you shall have received a letter or letters, dated as of the date of the Closing Date, of Deloitte Touche Tohmatsu, independent public accountants, substantially in the form of the drafts to which you have previously agreed and otherwise in form and substance satisfactory to you and your counsel.

          (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Transferor, Case Credit, Case, LLC (formerly known as Case Corporation) or CNH Global N.V. which, in the reasonable judgment of the Underwriters, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iii) any suspension of trading of any securities of Case, LLC or CNH Global N.V. on any exchange or in the over-the-counter market which, in the judgment of the Underwriters, makes it impractical or inadvisable to market the Notes; (iv) any banking moratorium declared by federal or New York authorities; (v) there shall have occurred a material disruption in securities settlement, payment or clearance services in the United States; or (vi) any material adverse change on the financial markets or outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriters, the effect of any such change, outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes.

          (e) You shall have received an opinion or opinions of counsel to Case Credit, New Holland and the Transferor substantially in the form attached hereto as Exhibit A, addressed to you, as Representatives of the several Underwriters, the Owner Trustee and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel.

          (f) You shall have received an opinion or opinions of counsel to New Holland substantially in the form attached hereto as Exhibit B, addressed to you, as Representatives of the several Underwriters, the Owner Trustee and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel

          (g) You shall have received an opinion of Mayer, Brown, Rowe & Maw LLP, special Illinois tax counsel for the Trust substantially in the form attached hereto as Exhibit C, addressed to you, as Representatives of the several Underwriters, and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel.

          (h) You shall have received an opinion or opinions substantially in the form attached hereto as Exhibit D addressed to you, as Representatives of the several Underwriters, Case Credit, New Holland and the Transferor of counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel.

          (i) You shall have received an opinion substantially in the form attached hereto as Exhibit E addressed to you, as Representatives of the several Underwriters, Case Credit and the Transferor of counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel.

          You shall also have received an opinion addressed to you, as Representatives of the several Underwriters, Case Credit, New Holland and the Transferor of counsel to The Bank of New York (Delaware), as Delaware Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, covering such matters as you and your counsel may reasonably request.

          (j) You shall have received an opinion substantially in the form attached hereto as Exhibit F addressed to you, as Representatives of the several Underwriters, Case Credit and the Transferor of, Richards, Layton & Finger, special Delaware counsel to the Trust, dated the Closing Date, subject to customary qualifications, exceptions and assumptions, and satisfactory in form and substance to you and your counsel.

          (k) You, as Representatives of the several Underwriters, shall have received copies of any opinions of counsel to Case Credit and the Transferor supplied to the Rating

Agencies. Any such opinions shall be dated the Closing Date and addressed to you, as Representatives of the several Underwriters, or accompanied by reliance letters addressed to you, as Representatives of the several Underwriters.

          (l) You shall have received a certificate dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of each of Case Credit, New Holland, the Transferor and the Servicer in which such officer shall state that, to the best of his or her knowledge after reasonable investigation, (i) the representations and warranties of each of Case Credit, New Holland and the Transferor contained in the Trust Agreement, the Case Purchase Agreement, the NH Purchase Agreement and the Transfer and Servicing Agreement, as applicable, are true and correct in all material respects, that each of Case Credit and the Transferor, has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (ii) since June 30, 2003 except as may be disclosed in the Prospectus or, in the case of Case Credit, as may be disclosed publicly by Case Credit prior to the Execution Time, no material adverse change in or affecting particularly the business or properties of the Trust, the Transferor, the Servicer or Case Credit has occurred.

          (m) You shall have received certificates dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of New Holland in which such officer shall state that, to the best of his or her knowledge after reasonable investigation, (i) the representations and warranties of New Holland contained in the NH Purchase Agreement are true and correct in all material respects, that New Holland has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, and (ii) since June 30, 2003 except as may be disclosed in the Prospectus or as may be disclosed publicly by New Holland prior to the Execution Time, no material adverse change in or affecting particularly the business or properties of New Holland has occurred.

          (n) The A Notes shall have been rated in the highest rating category and the Class B Notes shall have been rated "A" and "A3" by Standard & Poor's Ratings Services and Moody's Investors Service, Inc., respectively.

          (o) The issuance of the Notes shall not have resulted in a reduction or withdrawal by any Rating Agency of the current rating of any outstanding securities issued or originated by the Transferor.

          (p) The Transferor will provide or cause to be provided to you, as Representatives of the several Underwriters, such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

          The documents required to be delivered by this Section 7 will be delivered at the office of counsel for Case Credit and the Transferor, at 190 South LaSalle Street, Chicago, Illinois 60603, on the Closing Date.

          8. INDEMNIFICATION AND CONTRIBUTION. (a) The Transferor and Case Credit will, jointly and severally, indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary Basic Prospectus, Preliminary Prospectus Supplement, Basic Prospectus or the Prospectus or any amendment or supplement thereto or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Transferor or Case Credit; and

          (iii) against any and all expense whatsoever (including, subject to Section 8(c) hereof, the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Transferor, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Transferor within the meaning of Section 15 of the Act and Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Transferor by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or such preliminary Basic Prospectus, Preliminary Prospectus Supplement, Basic Prospectus or the Prospectus or any amendment or supplement thereto.

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In any proceeding hereunder any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by the Representatives and any such separate firm for Case Credit and the Transferor, the directors of Case Credit and the Transferor, the officers of Case Credit and the Transferor who sign the Registration Statement and such control persons of Case Credit and the Transferor or authorized representatives shall be designated in writing by Case Credit and the Transferor. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 8 is for any reason held to be unavailable other than in accordance with its terms, the Transferor, Case Credit and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Transferor and one or more of the Underwriters, (i) in such proportions as is appropriate to reflect the relative benefits received by the Underwriters and the Transferor and Case Credit from the sale of the Notes or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transferor and Case Credit on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Transferor and Case Credit on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Transferor bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transferor and Case Credit on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each director of the Transferor, each officer of the Transferor who signed the Registration Statement, and each person, if any, who controls the Transferor within the meaning of Section 15 of the Act shall have the same rights to contribution as the Transferor. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Notes purchased by it hereunder.

          9. DEFAULTS OF UNDERWRITERS. If any Underwriter or Underwriters default in their obligations to purchase Notes hereunder on the Closing Date and arrangements satisfactory to the Representatives and the Transferor for the purchase of such Notes by other persons are not made within 24 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Transferor, except as provided in Section 11 (excluding any indemnity obligations of the Transferor to such defaulting Underwriter or Underwriters) and except that, if the aggregate principal amount of Notes which the defaulting Underwriter or Underwriting agreed but failed to purchase shall be 10% or less of the aggregate principal amount of all the Notes set forth in Schedule I hereto, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the aggregate principal amount of Notes set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

          10. NO BANKRUPTCY PETITION. Each Underwriter covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Transferor or by a trust for which the Transferor was the depositor, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

          11. SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Transferor and Case Credit or any of their officers and each of the Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Transferor submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any termination of this Agreement,
(ii) any investigation or statement as to the results thereof made by or on behalf of any Underwriter or of the Transferor or any of their respective representatives, officers or directors or any controlling person, and (iii) delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Transferor shall remain responsible for the expenses to be paid or reimbursed by the Transferor pursuant to Section 6 and the respective obligations of the Transferor and the Underwriters pursuant to Section 8 shall remain in effect. If for any reason the purchase of the Notes by the Underwriters is not consummated (other than because of a failure to satisfy the conditions set forth in items (ii), (iv), (v) or (vi) of Section 7(d)), the Transferor will reimburse any Underwriter, upon demand, for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Notes. Nothing contained in this Section 11 shall limit the recourse of the Transferor against the Underwriters.

          12. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives of the Several Underwriters at Merrill Lynch, Pierce, Fenner & Smith Incorporated, 250 Vesey Street, World Financial Center, North Tower, New York, New York 10281-1310, Attention: Corporate and Institutional Client Group, and SG Cowen Securities Corporation, 1221 Avenue of the Americas, 7th Floor, New York, New York 10020, Attention: Securitization Group, with a copy of any notice pursuant to Section 8(c) to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as, 250 Vesey Street, World Financial Center, North Tower, New York, New York 10281-1310, Attention: Legal Department and SG Cowen Securities Corporation, 1221 Avenue of the Americas, 8th Floor, New York, New York 10020, Attention: Legal and Compliance Department; if sent to the Transferor, will be mailed, delivered or telegraphed, and confirmed to it at CNH Wholesale Receivables Inc., 100 South Saunders Road, Lake Forest, IL 60045,
Attention: Treasurer; or, if sent to Case Credit, will be mailed, delivered or telegraphed and confirmed to it at Case Credit Corporation, 233 Lake Avenue, Racine, Wisconsin 53403, Attention: Treasurer; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter. Any such notice will take effect at the time of receipt.

          13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligations hereunder. No purchaser of Notes from any Underwriter shall be deemed to be a successor of such Underwriter merely because of such purchase.

          14. REPRESENTATION. You will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you will be binding upon all the Underwriters.

          15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

          16. APPLICABLE LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Transferor, Case Credit, New Holland and the several Underwriters in accordance with its terms.

                                         Very truly yours,

                                         CNH WHOLESALE RECEIVABLES INC.,


                                         By:    /s/ Brian O'Keane
                                              ----------------------------------
                                             Name:  Brian O'Keane
                                             Title:  Assistant Treasurer

                                         CASE CREDIT CORPORATION,


                                         By:    /s/ Brian O'Keane
                                              ----------------------------------
                                             Name:  Brian O'Keane
                                             Title:  Assistant Treasurer

                                         NEW HOLLAND CREDIT COMPANY, LLC


                                         By:    /s/ Brian O'Keane
                                              ----------------------------------
                                             Name:  Brian O'Keane
                                             Title:  Assistant Treasurer

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of the date first written above.

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
on behalf of itself and as a Representative of the several Underwriters,


By:   /s/ Greg Petrie
    ----------------------------------
       Name:  Greg Petrie
       Title:  Director

SG COWEN SECURITIES CORPORATION
on behalf of itself and as a Representative of the several Underwriters,


By:  /s/ Todd Kendall
    ----------------------------------
       Name:  Todd Kendall
       Title:  Managing Director

                                   SCHEDULE I

                 CNH WHOLESALE MASTER NOTE TRUST, SERIES 2003-1

         OFFERED SECURITY                           PRINCIPAL AMOUNT          PRICE
A NOTES

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                             $  267,184,000          100.0000%
SG Cowen Securities Corporation                      $  170,025,000          100.0000%
ABN AMRO Incorporated                                $   24,289,000          100.0000%
Banc of America Securities LLC                       $   24,289,000          100.0000%
-------------------------------------------  ----------------------
Total                                                $  485,787,000

B NOTES

Merrill Lynch, Pierce, Fenner & Smith
                Incorporated                         $   21,495,000          100.0000%
SG Cowen Securities Corporation                      $   14,330,000          100.0000%
-------------------------------------------  ----------------------
Total                                                $  35,825,000

                                 EXHIBITS A - F

                         [FORMS OF OPINIONS OF COUNSEL]